EXHIBIT 5.1


                           BASS, BERRY & SIMS PLC
                 A PROFESSIONAL LIMITED LIABILITY COMPANY
                             ATTORNEYS AT LAW

      KNOXVILLE OFFICE                                  DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                         AMSOUTH CENTER
     KNOXVILLE, TN 37902                        315 DEADERICK STREET, SUITE 2700
       (865) 521-6200                                NASHVILLE, TN  37238-3001
                                                         (615) 742-6200
                          Reply To: AMSOUTH CENTER
                      315 DEADERICK STREET, SUITE 2700
                          NASHVILLE, TN  37238-3001
                                (615) 742-6200
                               www.bassberry.com

       MEMPHIS OFFICE
 THE TOWER AT PEABODY PLACE                             MUSIC ROW OFFICE:
100 PEABODY PLACE, SUITE 950                          29 MUSIC SQUARE EAST
   MEMPHIS, TN 38103-2625                           NASHVILLE, TN 37203-4322
(901) 543-5900                                           (615) 255-6161


                                  April 15, 2004


Thomas Nelson, Inc.
501 Nelson Place
Nashville, Tennessee 37214-1000


     Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

     We have acted as counsel to Thomas Nelson, Inc., a Tennessee corporation (the "Company"), in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 2003 Stock Incentive Plan (the "Plan") filed with the Securities and Exchange Commission covering 1,000,000 shares of Common Stock, $1.00 par value per share, or Class B Common Stock, $1.00 par value per share, of the Company issuable pursuant to the Plan.

     In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that the Common Stock and/or Class B Common Stock, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Sincerely,

                                   /s/ Bass, Berry & Sims PLC